                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                             Securities Act of 1934



Date of Report (Date of earliest event reported):  December 9, 1998


                             BOSTON CHICKEN, INC.
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            (Exact name of registrant as specified in this charter)


Delaware                           0-22802                            36-3904053
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(State or other                  (Commission                    (IRS Employer
jurisdiction of                   File No.)                  Identification No.)
incorporation)



     14123 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086
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                   (Address of principal executive offices)


                                (303) 278-9500
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.     Other Events.


     On December 2, 1998, Boston Chicken, Inc. (the "Company") participated in a Nasdaq Stock Market, Inc. ("Nasdaq") hearing with respect to the continued listing on the Nasdaq National Market of its common stock and the continued listing on the Nasdaq SmallCap Market of its 4 1/2% convertible subordinated debentures due 2004, 7 3/4% convertible subordinated debentures due 2004 and Liquid Yield Option Notes due 2015 (the debt securities collectively referred to as the "convertible subordinated debt securities"). On December 9, 1998, the Company announced that it had been notified by Nasdaq that, effective as of the close of business on December 9, 1998, the Company's common stock and its convertible subordinated debt securities would be delisted from Nasdaq.

     The Company's common stock is currently quoted on the National Quotation Bureau, LLC ("NQB") "Pink Sheets" and the Company's convertible subordinated debt securities are currently quoted on the NQB "Yellow Sheets."



                                   SIGNATURE
                                   ---------



          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:    December 9, 1998


                         BOSTON CHICKEN, INC.



                         By:  /s/Lawrence E. White
                            ----------------------------------------------------
                                           Lawrence E. White
                            Executive Vice President and Chief Financial Officer
                                      (Principal Financial Officer)